Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-275801) of Ohio Power Company of our report dated February 13, 2025 relating to the financial statements of Ohio Power Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 13, 2025